Exhibit 10.3

TERMINATION OF ADMINISTRATIVE SERVICES AGREEMENT

This Termination of Administrative Services Agreement (the “Termination”) is entered into as of August 1, 2006, by and between CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC., a California corporation (“MANAGEMENT SERVICES”) and 21ST CENTURY ONCOLOGY OF CALIFORNIA A MEDICAL CORPORATION, a California medical corporation (the “PC”).

WHEREAS, MANAGEMENT SERVICES and PC are parties to a Management Services Agreement dated May 1, 2006, which was assumed by MANAGEMENT SERVICES in conjunction with MANAGEMENT SERVICES’S acquisition of certain assets from LHA, Inc. also on May 1, 2006;

WHEREAS, MANAGEMENT SERVICES and PC wish to consolidate the Administrative Services Agreement and Management Services Agreement between the parties with respect to its California office locations; and

WHEREAS, MANAGEMENT SERVICES and PC have entered into an Addendum to Management Services Agreement effective August 1, 2006, which amends the Management Services Agreement to: (i) include certain additional provisions from the Administrative Services Agreement, and (ii) provide for the addition of the Palm Desert location as an office location.

NOW THEREFORE, MANAGEMENT SERVICES and PC desire to terminate the Administrative Services Agreement between the parties effective on the date first written above.

Accepted:	CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.

	By:	/s/ David M. Koeninger
David M. Koeninger
Chief Financial Officer

Accepted:	21ST CENTURY ONCOLOGY OF CALIFORNIA, A MEDICAL CORPORATION

	By:	/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.
Vice President